UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2013

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 28, 2013, Minden Bancorp, Inc. (the “Company”) issued a press release announcing its results of operations for the three and nine months ended September 30, 2013.

For additional information, reference is made to the Company’s press release, dated October 28, 2013, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in this Form 8-K or in other filings of the Company into which it may be incorporated.

Item 8.01	Other Events

On October 28, 2013, the Company announced that its Board of Directors approved a new stock repurchase plan which provides for the repurchase of up to 150,000 shares, or approximately 6.3% of its issued and outstanding shares of common stock as of September 30, 2013. The shares may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors. Concurrent with this authorization, the Company terminated its second share repurchase program which had 26,188 shares remaining to be repurchased as well as its third share repurchase program which had not commenced covering 120,000 shares.

A copy of the Company’s press release, dated October 28, 2013, is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated October 28, 2013 regarding the results of operations and financial condition and the announcement of the adoption of a new stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: October 28, 2013	By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer